Exhibit 21
                    READING & BATES CORPORATION
                          AND SUBSIDIARIES
        SCHEDULE OF CONSOLIDATED SUBSIDIARIES OF THE COMPANY
                      AS OF DECEMBER 31, 1993

      The following table and text sets forth the subsidiaries of the Company and of such subsidiaries:
                                                      State or
                                                  Jurisdiction of
                      Name                         Incorporation

SUBSIDIARIES WHOLLY OWNED BY READING & BATES CORPORATION

      Reading & Bates Coal Co.                         Nevada
      Reading & Bates Development Co.                  Delaware
      Reading & Bates Drilling Co.                     Oklahoma
      Reading & Bates Petroleum Co.                    Texas
      Reading & Bates Management Services, Inc.        Delaware

SUBSIDIARIES WHOLLY OWNED BY READING & BATES DRILLING CO.

      RB Drilling Co.                                  Oklahoma
      RB Drilling Services, Inc.                       Oklahoma
      Reading & Bates (U.K.) Limited                   United Kingdom
      RB Onshore Services, Inc.                        Texas
      RB Offshore, Inc.                                Nevada
      HRB Rig Corporation                              Oklahoma
      Reading and Bates Borneo Drilling Co., Ltd.      Oklahoma
      Reading & Bates Drilling Contractors, Inc.       Oklahoma
      Reading & Bates Drilling Limited                 Oklahoma
      Reading & Bates Enterprises Co.                  Texas
      Reading & Bates Exploration Co.                  Oklahoma
      Reading and Bates, Inc.                          Oklahoma
      Reading & Bates International
         Energy Services B.V.                          Netherlands
      Reading & Bates Offshore, Limited                Oklahoma
      Rig Logistics, Inc.                              Nevada

SUBSIDIARY WHOLLY OWNED BY READING AND BATES, INC.

      Reading & Bates Energy Corporation N.V.          Netherlands
                                                       Antilles

SUBSIDIARIES WHOLLY OWNED BY READING & BATES ENTERPRISES CO.

      Shore Services, Inc.                             Texas

SUBSIDIARIES WHOLLY OWNED BY READING & BATES INTERNATIONAL ENERGY
          SERVICES B.V.

      Reading & Bates, B.V.                            Netherlands

SUBSIDIARIES WHOLLY OWNED BY READING & BATES COAL CO.

      Appalachian Permit Co.                           Kentucky
      Bismarck Coal Inc.                               Kentucky
      Caymen Coal Inc.                                 West Virginia

SUBSIDIARIES WHOLLY OWNED BY BISMARCK COAL INC.

      Certicoals, Incorporated                         West Virginia

SUBSIDIARIES WHOLLY OWNED BY READING & BATES (U.K.) LIMITED

      Reading & Bates (Caledonia) Limited              United Kingdom


      The Company owns 82.64% of Arcade Shipping AS, incorporated in Norway, and 21.89% of Arcade Drilling AS, also incorporated in Norway. Arcade Shipping AS owns 46.2% of Arcade Drilling AS and both companies are included in the consolidated financial statements for the years ended December 31,1993 and 1992.

      Reading &  Bates Drilling  Co.  owns 25%  of China  Nanhai-
Reading &  Bates Drilling Co., Ltd., incorporated in the People's
Republic of China.

      Reading and Bates Borneo Drilling Co., Ltd. owns  49.99% of
Reading & Bates (M) Sdn. Berhad, incorporated in Malaysia.

      All of the above companies are included in the consolidated financial statements.